UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

                        AUGUST 31, 2007 (AUGUST 27, 2007)
                Date of Report (Date of earliest event reported)

                                STEELCLOUD, INC.
             (Exact name of registrant as specified in its charter)

          VIRGINIA                     0-24015                 54-1890464
(State or other jurisdiction     (Commission File No.)         (IRS Employer
      of incorporation)                                     Identification No.)

                             14040 PARK CENTER ROAD
                             HERNDON, VIRGINIA 20171

          (Address of principal executive offices, including zip code)

       Registrant's telephone number, including area code: (703) 674-5500




Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On August 27, 2007, SteelCloud, Inc. ("SteelCloud" or the "Company") entered into an Employment Agreement as Executive Director (the "Executive Director Agreement") with Robert E. Frick pursuant to which Mr. Frick will serve as Company's Executive Director until a vacancy in the Company's position of President and Chief Executive Officer occurs. Under the terms of the Executive Director Agreement, Mr. Frick will receive an annual base salary of $260,000 (prorated) for fiscal year 2007. The Executive Director Agreement may be terminated as follows: (a) in the event that the Company terminates Mr. Frick without cause, the Company is required to pay to Mr. Frick a severance equal to his base salary through November 1, 2008; or (ii) in the event that the Company terminates Mr. Frick for cause, Mr. Frick has no right to receive any notice or severance pay.

A copy of Mr. Frick's Executive Director Agreement is filed herewith as Exhibit 10.1.

On August 27, 2007 the Company entered into an Employment Agreement as President and Chief Executive Officer (the "Employment Agreement") with Mr. Frick pursuant to which Mr. Frick will serve as the Company's President and Chief Executive Officer upon a vacancy in that position. The term of the Employment Agreement is for three years, subject to certain termination provisions. Under the terms of the Employment Agreement, Mr. Frick will receive an annual base salary of $260,000 (prorated) per year. Further, Mr. Frick is entitled to receive an additional salary in the form of a bonus of up to $100,000 if the Company exceeds its "Financial Plan", as defined in the Employment Agreement. Additionally, the Company shall offer Mr. Frick a signing bonus of $40,000, less required withholdings. The Company will also offer Mr. Frick stock options to purchase 100,000 shares of the Company's Common Stock over a three-year period. The Employment Agreement may be terminated as follows: (a) in the event that the Company terminates Mr. Frick without cause, the Company is required to pay to Mr. Frick a severance equal to his base salary through the balance of the term;
(ii) in the event that the Company underperforms relative to the Financial Plan, the Board of Directors may terminate Mr. Frick at any time after November 1, 2008 by paying the lesser of (y) six months base salary or (z) the balance of the base salary for the remaining term of the contract; (iii) in the event that the Company terminates Mr. Frick for cause other than (ii) above, Mr. Frick has no right to receive any severance pay.

A copy of Mr. Frick's Employment Agreement as President and Chief Executive Officer is filed herewith as Exhibit 10.2.


On August 28, 2007, the Company entered into an Employment Resignation Agreement and Release (the "Resignation Agreement") with Cliff Sink pursuant to which Mr. Sink will resign his positions as President and Chief Executive Officer and Board Member of the Company effective November 1, 2007.

A copy of Mr. Sink's Employment Resignation Agreement and Release is filed herewith as Exhibit 10.3

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On August 27, 2007, the Board of Directors of the Company appointed Mr. Robert Frick, pursuant to two separate agreements, as (i) Executive Director and (ii) President and Chief Executive Officer, which will take effect on November 1, 2007. Please see Item 1.01 above for additional information.

On August 28, 2007, the Company accepted the resignation of Mr. Cliff Sink, the Company's President, Chief Executive Officer and Board Member. Please see Item
1.01 above for additional information.

On August 29, 2007, the Board of Directors of the Company appointed Mr. Frick to serve as a Director on the Company's Board of Directors. The Company announced Mr. Frick's appointment by press release, a copy of which is filed herewith as
Exhibit 99.1.
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ITEM 8.01 OTHER EVENTS

On August 30, 2007, the Company issued a press release entitled "SteelCloud Announces Next Phase in Transformation Process" (the "Press Release") announcing the resignation effective November 1, 2007 of Mr. Sink as the Company's President, Chief Executive Officer and Board Member and the appointment of Mr. Frick as the Company's Executive Director during the transition period and President and Chief Executive Officer thereafter. Please see Item 1.01 above for additional information.

A copy of the Press Release is filed herewith as Exhibit 99.1.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(C) Exhibits
10.1     Employment Agreement as Executive Director, dated August 27, 2007.
10.2 Employment Agreement as President and Chief Executive Officer, dated August 27, 2007.
10.3     Employment Resignation Agreement and Release, dated August 28, 2007.
99.1 Press Release entitled "SteelCloud Announces Next Phase in Transformation Process", dated August 30, 2007.








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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.


Date: August 31, 2007                               STEELCLOUD, INC.


                                             By:    /S/ CLIFTON W. SINK
                                                    --------------------
                                                    Clifton W. Sink,
                                                    Chief Executive Officer







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                                  EXHIBIT INDEX


10.1     Employment Agreement as Executive Director, dated August 27, 2007.
10.2 Employment Agreement as President and Chief Executive Officer, dated August 27, 2007.
10.3     Employment Resignation Agreement and Release, dated August 28, 2007.
99.1 Press Release entitled "SteelCloud Announces Next Phase in Transformation Process", dated August 30, 2007.